Exhibit 99.2

Finastra and Bakkt announce plans to enable crypto trading for community banks and credit unions

The strategic partnership enhances digital banking services with digital asset marketplace and wallet functionality

Lake Mary, FL and Alpharetta, GA– October 13, 2021 – Finastra and Bakkt today announced plans to make Bakkt’s digital marketplace and wallet available through Finastra’s open developer platform and app store, FusionFabric.cloud. Through the partnership, Bakkt, the trusted platform that enables consumers to buy, sell, store and spend a range of digital assets, including bitcoin, will be available to customers of community banks and credit unions, as part of Finastra’s Fusion Digital Banking solution. The app, which will soon be available, will enable financial institutions to offer their account holders access to the growing crypto market without having to leave their existing, trusted banking environment.

“Joining FusionFabric.cloud and the FusionStore marketplace will allow us to quickly and seamlessly introduce Finastra’s banking clients to cryptocurrency choices, in order to meet rising consumer demand,” said Sheela Zemlin, Chief Revenue Officer at Bakkt. “From its unique combination of innovative banking products to their deep customer relationships and overall digital experience, Finastra was a natural fit to help expand the reach of Bakkt’s digital asset ecosystem.”

“Finastra’s clients are constantly seeking new and innovative experiences to drive engagement with their end consumers,” said Philip Taliaferro, Head of Fintech Ecosystem at Finastra. “Bakkt’s robust digital marketplace meets those demands by seamlessly integrating crypto, cash management, money transfer and wallet capabilities into Finastra’s FusionFabric.cloud platform and marketplace. Its modern user experience and API-enabled platform make Bakkt an attractive solution for financial institutions seeking an intuitive, tightly-integrated, low risk solution to offer crypto services.”

As the marketplace for digital assets continues to grow and evolve, Bakkt is empowering and strengthening a growing partner network to tap into the new opportunities for customer engagement and choice. Bakkt aims to help banks and merchants facilitate new customer experiences by leveraging digital platform solutions that deliver a frictionless customer journey while also providing access to new products and features.

For further information please contact:

Lauren Post

VP – Communications, Bakkt

E Lauren.Post@bakkt.com

Patrick Kilhaney

Public and Analyst Relations Lead, Finastra

T +1-917-286-1053

E patrick.kilhaney@finastra.com

Caroline Duff

Global Head of PR, Finastra

T +44 (0)7917 613 586

E caroline.duff@finastra.com

1© Finastra | October 13, 2021

finastra.com

About Bakkt

Bakkt is a trusted digital asset marketplace that enables consumers to buy, sell, store and spend digital assets. Bakkt’s retail platform, now available through the recently-released Bakkt App and to partners through the Bakkt platform, amplifies consumer spending and bolsters loyalty programs, adding value for all key stakeholders within the Bakkt payments and digital assets ecosystem. Launched in 2018 by Intercontinental Exchange, Inc., Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/.

About Finastra

Finastra is building an open platform that accelerates collaboration and innovation in financial services, creating better experiences for people, businesses and communities. Supported by the broadest and deepest portfolio of financial services software, Finastra delivers this vitally important technology to financial institutions of all sizes across the globe, including 90 of the world’s top 100 banks. Our open architecture approach brings together a number of partners and innovators. Together we are leading the way in which applications are written, deployed and consumed in financial services to evolve with the changing needs of customers. Learn more at finastra.com

About FusionFabric.cloud

FusionFabric.cloud is a scalable, open and collaborative development platform built by Finastra. The secure and proven cloud platform encourages innovation, opening up the company’s core systems through APIs so that third parties can develop applications on top. Fintechs can quickly build and promote apps worldwide. Financial institutions can access or create new services, which their customers are demanding, faster. Visit fusionfabric.cloud

Finastra Corporate headquarters

4 Kingdom Street

Paddington

London W2 6BD

United Kingdom

T: +44 20 3320 5000

Finastra North American headquarters

744 Primera Boulevard

Suite 2000

Lake Mary, FL 32746

United States

T: +1 800 989 9009

2© Finastra | October 13, 2021	Please consider our planet before printing